    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998
                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
  POTOMAC ELECTRIC POWER    DISTRICT OF COLUMBIA AND        53-0127880
          COMPANY                   VIRGINIA              NOT APPLICABLE
  POTOMAC ELECTRIC POWER            DELAWARE             (I.R.S. EMPLOYER
      COMPANY TRUST I            (STATE OR OTHER        IDENTIFICATION NO.)
 (EXACT NAME OF ISSUER AS        JURISDICTION OF
 SPECIFIED IN ITS CHARTER)      INCORPORATION OR
                                  ORGANIZATION)

                                --------------
                        1900 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20068
                                (202) 872-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                             ELLEN SHERIFF ROGERS
         ASSOCIATE GENERAL COUNSEL, SECRETARY AND ASSISTANT TREASURER
                        POTOMAC ELECTRIC POWER COMPANY
                        1900 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20068
                                (202) 872-3526
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------
                                  COPIES TO:
       D. MICHAEL LEFEVER, ESQ.                VINCENT J. PISANO, ESQ.
          COVINGTON & BURLING                   SKADDEN, ARPS, SLATE,
    1201 PENNSYLVANIA AVENUE, N.W.               MEAGHER & FLOM LLP
        WASHINGTON, D.C. 20004                    919 THIRD AVENUE
            (202) 662-6000                       NEW YORK, NY 10022
                                                   (212) 735-3000

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                --------------
  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED       PROPOSED
                             AMOUNT        MAXIMUM        MAXIMUM       AMOUNT OF
  TITLE OF SECURITIES        TO BE      OFFERING PRICE   AGGREGATE     REGISTRATION
    TO BE REGISTERED     REGISTERED (1)    PER UNIT    OFFERING PRICE      FEE
-----------------------------------------------------------------------------------
Preferred Securities of
 Potomac Electric Power
 Company Trust I........      (1)            (2)            (1)            N/A
-----------------------------------------------------------------------------------
Guarantee by PEPCO of
 the above-referenced
 Preferred Securities...      (3)            (3)            (3)            N/A
-----------------------------------------------------------------------------------
Junior Subordinated
 Debentures of PEPCO....      (1)            (2)            (1)            N/A
-----------------------------------------------------------------------------------
  Total.................  $125,000,000       N/A        $125,000,000     $36,875

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Subject to the following sentence, there is being registered hereunder an indeterminate number of Preferred Securities of Potomac Electric Power Company Trust I (the "Trust") and an indeterminate principal amount of Junior Subordinated Debentures of Potomac Electric Power Company ("PEPCO") . In no event will the aggregate initial offering price of the Preferred Securities exceed $125,000,000, exclusive of accrued distributions, if any. A like amount of Junior Subordinated Debentures will be issued and sold by PEPCO to the Trust. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities upon a dissolution of the Trust and the distribution of the assets thereof. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3) Consists of the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of PEPCO under the Declaration of Trust as issuer of the Junior Subordinated Debentures to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, the Trust (other than with respect to the Preferred Securities) and such obligations of PEPCO as set forth in the Declaration of Trust and the Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantee, when taken together with PEPCO's obligations under the Junior Subordinated
    Debentures, the Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by PEPCO of payments due on the Preferred Securities. No separate consideration will be received for any Guarantee or such back-up obligations.

                                --------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED APRIL 28, 1998
PROSPECTUS

                     POTOMAC ELECTRIC POWER COMPANY TRUST I

                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                         POTOMAC ELECTRIC POWER COMPANY

  Potomac Electric Power Company Trust I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware by Potomac Electric Power Company, a District of Columbia and Virginia corporation ("PEPCO" or the "Company"), is offering preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities out of moneys held by the Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by PEPCO to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee." PEPCO's obligations under the Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of PEPCO and will rank pari passu with the most senior preferred or preference stock, if any, issued from time to time by PEPCO. The Trust will invest the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) in subordinated debt securities ("Junior Subordinated Debentures") issued by PEPCO. The Junior Subordinated Debentures purchased by the Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of the Trust upon the occurrence of certain events as described in an accompanying Prospectus Supplement (the "Prospectus Supplement"). The Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures are sometimes collectively referred to hereafter as the "Offered Securities."

  The form in which the Offered Securities are to be issued, their specific designation, aggregate principal amount or liquidation value or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in the Prospectus Supplement, together with the terms of offering of such Offered Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States federal income tax considerations relating to the particular Offered Securities offered thereby.

  PEPCO and/or the Trust may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution." If any agents of PEPCO and/or the Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

  This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                   The date of this Prospectus is     , 1998

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by PEPCO and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration (each as defined herein). Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company, the Trust and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  PEPCO is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning PEPCO can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or by accessing the Commission's World Wide Web site at http://www.sec.gov. The common stock, $1.00 par value, of PEPCO (the "Common Stock") and other securities of PEPCO are listed on the New York Stock Exchange ("NYSE"). Reports, proxy material and other information concerning PEPCO also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Trust have been included herein. PEPCO does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by PEPCO, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by PEPCO, and (iii) PEPCO's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration, the Preferred Securities Guarantee issued with respect to Preferred Securities, the Junior Subordinated Debentures purchased by the Trust and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Preferred Securities Guarantee."

  The Trust is not currently subject to the informational requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive an exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following document filed with the Commission by PEPCO is incorporated by reference in this Prospectus:

  Annual Report on Form 10-K for the year ended December 31, 1997.

  All documents filed with the Commission by PEPCO pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Company hereby undertakes to furnish, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such documents should be directed to Ellen Sheriff Rogers, Associate General Counsel, Secretary and Assistant Treasurer, Potomac Electric Power Company, 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, (202) 872-3526.

                        POTOMAC ELECTRIC POWER COMPANY

  Potomac Electric Power Company, a District of Columbia and Virginia corporation, is engaged in the generation, transmission, distribution and sale of electric energy in the Washington, D.C. metropolitan area, including the District of Columbia and major portions of Montgomery and Prince George's Counties in Maryland. It also supplies, at wholesale, electric energy to the Southern Maryland Electric Cooperative, Inc., which distributes electricity in Calvert, Charles, Prince George's and St. Mary's Counties in southern Maryland. PEPCO's wholly owned nonutility subsidiary, Potomac Capital Investment Corporation ("PCI"), was organized in late 1983 to provide a vehicle to conduct PEPCO's ongoing nonutility business and investment programs. PCI's principal investments consist of equipment leases and marketable securities, primarily preferred stock with mandatory redemption features, and real estate. PCI is also involved with activities which provide telecommunication and energy services. The mailing address of PEPCO's executive offices is 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.

                                   THE TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by PEPCO, as sponsor for the Trust (the "Sponsor"), and the Trustees (as defined herein) of the Trust, as amended and restated from time to time (the "Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by PEPCO. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon an event of default under the Declaration with respect thereto, the rights of the holders of the Common Securities to payment in respect of distributions and to payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. PEPCO will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust.

  The Trust has a term of approximately 50 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by PEPCO, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees. The duties and obligations of the Trustees shall be governed by the Declaration. One or more of the Trustees will be persons who are employees or officers of PEPCO (the "Regular Trustees"). One Trustee will be a financial institution which will be unaffiliated with PEPCO and which shall act as institutional trustee under the Declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Trustee will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). PEPCO will pay all fees and expenses related to the Trust and the offering of Trust Securities.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures will be issued under an indenture, as it may be supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"). The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Junior Subordinated Debentures will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. While the following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act, all material terms of the Junior Subordinated Debentures are set forth herein and in any Prospectus Supplement relating to the particular Junior Subordinated Debentures being offered thereby.

GENERAL

  The Junior Subordinated Debentures will be unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued from time to time in one or more series.

  The Junior Subordinated Debentures may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events described in the Prospectus Supplement.

  Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debentures being offered thereby for the following terms:
(1) the designation of such Junior Subordinated Debentures; (2) the aggregate principal amount of such Junior Subordinated Debentures; (3) the percentage of their principal amount at which such Junior Subordinated Debentures will be issued; (4) the date or dates on which such Junior Subordinated Debentures will mature and the right, if any, to shorten or extend such date or dates;
(5) the rate or rates, if any, per annum, at which such Junior Subordinated Debentures will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of PEPCO or the holder; (10) the form of such Junior Subordinated Debentures; and (11) any other specific terms of the Junior Subordinated Debentures.

  The covenants contained in the Indenture would not necessarily afford protection to holders of the Junior Subordinated Debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

  Unless otherwise specified in the Prospectus Supplement, the Junior Subordinated Debentures will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debentures, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

  Unless otherwise provided in the Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Debentures may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on Junior Subordinated Debentures that are not held by the Trust may be made at the option of PEPCO by check mailed to the address of the person entitled thereto as it appears in the security register.

BOOK-ENTRY JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued, in whole or in part, in the form of one or more instruments that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series (a "Global Security"). In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debentures of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive registered form, a Global Security may not be registered for transfer or exchange, except as a whole by the Global Depositary to a nominee for such Global Depositary and except in the circumstances described in the Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of the Junior Subordinated Debentures to be represented by a Global Security and a description of the Global Depositary will be provided in the Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinated and junior in right of payment to certain other indebtedness of PEPCO to the extent set forth in the Prospectus Supplement.

CERTAIN COVENANTS OF PEPCO

  If (i) there shall have occurred any event that would constitute an Indenture Event of Default (as defined herein) or (ii) PEPCO shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee (as defined herein), or (iii) PEPCO shall have given notice of its election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period as provided in the Supplemental Indenture and such period, or any extension thereof, shall be continuing, then (a) PEPCO shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (y) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by PEPCO of its obligations under any employee benefit plans or any other contractual obligation of PEPCO (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures) or (z) the purchase of fractional interests in shares of PEPCO capital stock pursuant to the conversion or exchange provisions of such PEPCO capital stock or the security being converted or exchanged), (b) PEPCO shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PEPCO which rank pari passu with or junior to such Junior Subordinated Debentures and (c) PEPCO shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

  For so long as the Trust Securities remain outstanding, PEPCO will covenant
(i) directly or indirectly to maintain 100 percent ownership of the Common Securities; provided, however, that any permitted successor of PEPCO under the Indenture may succeed to PEPCO's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) otherwise to continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

LIMITATION ON MERGERS AND SALES OF ASSETS

  PEPCO shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person or entity unless (a) the successor shall be a corporation organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of PEPCO under the Indenture and (b) after giving effect thereto, no default shall have occurred and be continuing under the Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

  The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an event of default with respect to each series of Junior Subordinated Debentures (an "Indenture Event of Default"):

    (a) default for 30 days in payment of any interest on the Junior Subordinated Debentures of that series, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal of, or premium, if any, on, the Junior Subordinated Debentures of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debentures shall not constitute a default for this purpose; or

    (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice to PEPCO; or

    (d) certain events of bankruptcy, insolvency or reorganization of PEPCO;
  or

    (e) after Junior Subordinated Debentures are issued to the Trust in connection with the issuance of Trust Securities by the Trust, the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

  The Indenture provides that, if an Indenture Event of Default on any series of Junior Subordinated Debentures shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debentures of such series then outstanding may declare the principal of all such Junior Subordinated Debentures of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

  The holders of a majority in principal amount of the Junior Subordinated Debentures of any or all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Junior Subordinated Debentures shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, the right of any holder of Junior Subordinated Debentures to receive payment of the principal of and interest on such Junior Subordinated Debentures on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debentures, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder.

  The Indenture requires the annual filing by PEPCO with the Debt Trustee of a certificate as to the absence of defaults under the Indenture.

  The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Junior Subordinated Debentures of an Indenture Event of Default (except a default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debt Trustee in good faith determines that the withholding of such notice is in the interest of the holders.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series affected by such modification at the time outstanding, and the holders of a majority in aggregate liquidation amount of the related Preferred Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debentures; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debenture (and each Preferred Security, if applicable) affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debenture, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification or (iii) otherwise materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures.

DEFEASANCE AND DISCHARGE

  The Indenture provides that PEPCO, at PEPCO's option, will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace destroyed, lost, stolen or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if PEPCO deposits, in trust with the Debt Trustee or a defeasance agent, money or U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, PEPCO is required to deliver to the Debt Trustee and the defeasance agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures of such series to recognize income, gain or loss for U.S. federal income tax purposes, accompanied by a private letter ruling to that effect received by PEPCO from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Junior Subordinated Debentures would not be delisted from such exchange as a result of the exercise of such option.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE DEBT TRUSTEE

  PEPCO and its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates in the ordinary course of business. The Debt Trustee also serves as the Preferred Guarantee Trustee and as trustee under other indentures of PEPCO.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Trust may issue only one series of Preferred Securities. The Preferred Securities will have the terms described in the Prospectus Supplement. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Debentures held by the Trust and described in the Prospectus Supplement. Reference is made to the Prospectus Supplement for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issuable by the Trust; (iii) the distribution rate (or method of determining such rate) and the date or dates upon which such distributions shall be payable; (iv) whether distributions shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of the Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust; (vi) the obligation, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of holders of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration; (viii) the terms and conditions, if any, upon which the Junior Subordinated Debentures owned by the Trust may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities not inconsistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by PEPCO to the extent set forth below under "Description of the Preferred Securities Guarantee." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement.

  In connection with the issuance of Preferred Securities, the Trust will issue one series of Common Securities. The Declaration authorizes the Regular Trustees of the Trust to issue on behalf of the Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities will be substantially identical to the terms of the Preferred Securities and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of the Trust. All of the Common Securities of the Trust will be owned directly or indirectly by PEPCO.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

  PEPCO will execute and deliver the Preferred Securities Guarantee for the benefit of the holders from time to time of Preferred Securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under the Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of the Preferred Securities Guarantee will be those set forth in the Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. While the following summary of the material terms of the Preferred Securities Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act, all material terms of the Preferred Securities Guarantee are set forth herein and in the Prospectus Supplement relating to the particular Preferred Securities being offered thereby. The Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to the Preferred Securities Guarantee, PEPCO will agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Preferred Securities to the extent not paid by the Trust (the "Guarantee Payments"), will be covered by the Preferred Securities Guarantee (without duplication):
(i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of such Preferred Securities in liquidation of the Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. PEPCO's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by PEPCO to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Preferred Securities Guarantee will not apply to any Guarantee Payment, except to the extent the Trust shall have funds available therefor. If PEPCO does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor.

  The Preferred Securities Guarantee, when taken together with PEPCO's obligations under the Junior Subordinated Debentures, the Indenture, and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by PEPCO of payments due on the Preferred Securities.

  PEPCO has also agreed separately to guarantee irrevocably and unconditionally the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Preferred Securities Guarantee, except that upon an event of default under the Declaration, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF PEPCO

  In the Preferred Securities Guarantee, PEPCO will covenant that, so long as any Preferred Securities issued remain outstanding, if there shall have occurred any event that would constitute an event of default under the Preferred Securities Guarantee or the Declaration, or if PEPCO has exercised its option to defer interest payments on the Junior Subordinated Debentures by extending the interest payment period and such period or extension thereof shall be continuing, then (a) PEPCO shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by PEPCO of its obligations under any employee benefit plans or any other contractual obligation of PEPCO (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures) or
(ii) the purchase of fractional interests in shares of PEPCO capital stock pursuant to the conversion or exchange provisions of such PEPCO capital stock or the security being converted or exchanged), (b) PEPCO shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by PEPCO which rank pari passu with or junior to such Junior Subordinated Debentures and (c) PEPCO shall not make any guarantee payments with respect to the foregoing (other than pursuant to such Preferred Securities Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEE; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PEPCO and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of PEPCO with or into another entity or any sale, transfer or lease of PEPCO's assets to another entity, each as permitted by the Indenture, PEPCO may not assign its rights or delegate its obligations under such Preferred Securities Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities.

TERMINATION

  The Preferred Securities Guarantee will terminate as to the Preferred Securities (a) upon full payment of the Redemption Price of all Preferred Securities, (b) upon distribution of the Junior Subordinated Debentures held by the Trust to the holders of the Trust Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities

Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against PEPCO to enforce the Preferred Guarantee Trustee's rights and the obligations of PEPCO under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

  The Preferred Securities Guarantee will constitute an unsecured obligation of PEPCO and will rank (i) subordinate and junior in right of payment to all other liabilities of PEPCO, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by PEPCO and with any guarantee now or hereafter entered into by PEPCO in respect of any preferred or preference stock of any affiliate of PEPCO, and (iii) senior to the Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

  The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against PEPCO to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Preferred Securities Guarantee and after the curing of any such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee. After such a default has occurred (of which a responsible officer of the Preferred Guarantee Trustee has actual knowledge) and is continuing, the Preferred Guarantee Trustee is required to exercise the rights and powers vested in it by the Preferred Securities Guarantee using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  PEPCO and its affiliates maintain certain accounts and other banking relationships with the Preferred Guarantee Trustee and its affiliates in the ordinary course of business. The Preferred Guarantee Trustee also serves as the Debt Trustee and as trustee under other indentures of PEPCO.

GOVERNING LAW

  The Preferred Securities Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                             PLAN OF DISTRIBUTION

  PEPCO and the Trust may sell the Offered Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers.

  Offers to purchase Offered Securities may be solicited directly by PEPCO and/or the Trust, as the case may be, or by agents designated by PEPCO and/or the Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by PEPCO to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for PEPCO in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale, PEPCO will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, PEPCO and/or the Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by PEPCO and/or the Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

  Underwriters, agents or their controlling persons may engage in transactions with and perform services for PEPCO in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Junior Subordinated Debentures and the Preferred Securities Guarantee and certain legal matters relating thereto will be passed upon for the Company by Covington & Burling, Washington, D.C.. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses relating to the Offered Securities (assuming an aggregate issuance of $125,000,000) are as follows:

   Registration fee................................................... $ 36,875
   Rating Agency fees.................................................   44,250
   Printing...........................................................   90,000
   Trustee's fees and expenses........................................   20,000
   Fee of independent accountants.....................................   22,500
   Fees of counsel....................................................  100,000
   Expenses incidental to qualification under Blue Sky Laws...........   10,000
   Miscellaneous......................................................   26,375
                                                                       --------
     Total............................................................ $350,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 29-304(1b) of the District of Columbia Business Corporation Act, a corporation may indemnify against expenses any directors or officers made party to a proceeding by reason of his service as such, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or otherwise.

  Under Section 13.1-697 of the Virginia Stock Corporation Act ("VSCA"), a Virginia corporation may indemnify a director who was, is or is threatened to be made a party to any proceeding if the director acted in good faith and (i) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation in which the director was found liable to the corporation or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received. Indemnification permitted under this section of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

  Under Section 13.1-698, unless limited by its Articles of Incorporation, a corporation must indemnify against reasonable expenses a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation.

  Under Section 13.1-700.1, a court of appropriate jurisdiction, upon the application of a director, may order a corporation to advance or reimburse expenses or provide indemnification if the court determines that the director is so entitled. With respect to a proceeding by or in the right of the corporation, a court may order indemnification of the director to the extent of his reasonable expenses even though he was adjudged liable to the corporation.

  Under Section 13.1-699, a corporation may advance reasonable expenses to a director made a party to a proceeding under certain circumstances, including the furnishing by the director of (i) a written statement of his good faith belief that he has met the standard of conduct necessary to obtain indemnification and (ii) a written undertaking to repay the advance if it is ultimately determined that he did not meet that standard. Under Section

13.1-702, a corporation may indemnify an officer, employee or agent of a corporation to the same extent as a director. Under Section 13.1-704, a corporation may provide indemnification in addition to that provided by statute if authorized by its Articles of Incorporation, a bylaw made by the shareholders, or any resolution adopted by the shareholders, except indemnification against willful misconduct or a knowing violation of the criminal law.

  The By-Laws of the Company provide that the Company shall indemnify each director or officer and each former director and officer of the Company against expenses actually and reasonably incurred in connection with the defense of any action, suit or proceeding by reason of his or her being or having been such director or officer, including liabilities incurred under the Securities Act of 1933, as amended, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his or her duty to the Company; and that such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

  In the Underwriting Agreement, the underwriters and agents will agree to indemnify the Company, its directors, officers and controlling persons against certain civil liabilities that may arise under the Securities Act of 1933 in connection with this offering.

  The Company also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

ITEM 16. EXHIBITS.

 1    --Form of Underwriting Agreement (1)
 4.1  --Certificate of Trust of Potomac Electric Power Company Trust I
 4.2  --Declaration of Trust of Potomac Electric Power Company Trust I
 4.3  --Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities (1)
 4.4  --Indenture between PEPCO and The Bank of New York, as Trustee (1)
 4.5  --Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures (1)
 4.6  --Form of Preferred Security (included in Exhibit 4.3)
 4.7  --Form of Junior Subordinated Debenture (included in Exhibit 4.5)
 4.8  --Form of Preferred Securities Guarantee (1)
 5.1  --Opinion of Covington & Burling (1)
 5.2  --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (1)
 8    --Tax Opinion of Covington & Burling (1)
 12   --Computation of Ratio of Earnings to Fixed Charges (1)
 23.1 --Consent of Price Waterhouse LLP
 23.2 --Consent of Covington & Burling (included in Exhibit 5.1)
 23.3 --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
       Exhibit 5.2)
 24   --Powers of Attorney for PEPCO
 25.1 --Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939, of The Bank of New York (Delaware), as
       Institutional Trustee (1)
 25.2 --Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939, of The Bank of New York, as Debt Trustee (1)
 25.3 --Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939, of The Bank of New York, as Preferred Guarantee
       Trustee (1)

--------
(1) To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required in section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrants hereby undertake that for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrants hereby undertake that:

    (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, the District of Columbia, on April 28, 1998.

                                          Potomac Electric Power Company

                                          By:       /s/ A.J. Kamerick
                                            -----------------------------------
                                                   ANTHONY J. KAMERICK
                                              VICE PRESIDENT AND TREASURER

  Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on April 28, 1998.

           SIGNATURE                          TITLE                  DATE

               *                 President, Chief Executive      April 28, 1998
-------------------------------   Officer and Director
     JOHN M. DERRICK, JR.         (principal executive officer)

               *                 Senior Vice President, Chief    April 28, 1998
-------------------------------   Financial Officer and
       DENNIS R. WRAASE           Director (principal financial
                                  officer and principal
                                  accounting officer)

               *                 Director                        April 28, 1998
-------------------------------
      ROGER R. BLUNT, SR.

               *                 Director                        April 28, 1998
-------------------------------
     EDMUND B. CRONIN, JR.

               *                 Director                        April 28, 1998
-------------------------------
      RICHARD E. MARRIOTT

               *                 Director                        April 28, 1998
-------------------------------
       DAVID O. MAXWELL

               *                 Director                        April 28, 1998
-------------------------------
     FLORETTA D. MCKENZIE


           SIGNATURE                          TITLE                    DATE
           ---------                          -----                    ----
               *                 Director                          April 28, 1998
-------------------------------
       ANN D. MCLAUGHLIN

               *                 Director                          April 28, 1998
-------------------------------
      EDWARD F. MITCHELL

               *                 Director                          April 28, 1998
-------------------------------
       PETER F. O'MALLEY

                                 Director                          April 28, 1998
-------------------------------
       LOUIS A. SIMPSON

               *                 Director                          April 28, 1998
-------------------------------
        A. THOMAS YOUNG


*By: /s/ Ellen Sheriff Rogers
     ------------------------
     (ELLEN SHERIFF ROGERS,
       ATTORNEY-IN-FACT)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Trust has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, the District of Columbia, on April 28, 1998.

                                        Potomac Electric Power Company Trust I

                                        By:      /s/ Anthony J. Kamerick
                                                          Trustee